UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2013

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

The information contained in this Item 2.02 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

In connection with the anticipated sale by Del Monte Corporation (“Company” or “Del Monte”) of its consumer products business (“Business”) to Del Monte Pacific Limited (“DMPL”) pursuant to a purchase agreement dated October 9, 2013, the Company is providing certain financial guidance for the Business for the three months ended October 27, 2013 to assist DMPL in obtaining financing for the transaction.

The Company periodically reports Adjusted EBITDA which reflects “EBITDA” and “Consolidated EBITDA” as calculated pursuant to the Company’s 7.625% Notes Indenture and credit agreements, respectively. For the three months ended October 27, 2013, the Company expects, on a comparable basis to the prior year, Adjusted EBITDA for the Business in the range of $26 million - $46 million. For the three months ended October 28, 2012, the Company reported Adjusted EBITDA of $56.1 million for the Business. The decrease in Adjusted EBITDA is expected to primarily relate to higher marketing spending and lower sales.

Non-GAAP Financial Measures

Del Monte Corporation reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). In this Form 8-K, Del Monte is also providing a certain non-GAAP financial measure – Adjusted EBITDA.

Del Monte presents Adjusted EBITDA because it believes that this is an important supplemental measure relating to its financial condition since it is used in certain covenant calculations that may be required from time to time under the indenture that governs its 7.625% Senior Notes due 2019 (referred to therein as “EBITDA”) and the credit agreements relating to its Term Loan Facility and ABL Facility (referred to therein as “Consolidated EBITDA”). EBITDA is defined as income before interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted as required by the definitions of “EBITDA” and “Consolidated EBITDA” contained in the Company’s indenture and credit agreements. Although Adjusted EBITDA may be useful to benchmark the Company’s performance period to period, Del Monte’s presentation of Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA is not a GAAP measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow available for discretionary expenditures, as it does not take into account debt service requirements, obligations under the monitoring agreement with Del Monte’s Sponsors, capital expenditures or other non-discretionary expenditures that are not deducted from the measure.

Del Monte cautions investors that the non-GAAP financial measures presented are intended to supplement its GAAP measures and are not a substitute for such measures. Additionally, Del Monte cautions investors that the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies. Del Monte also cautions investors that the Adjusted EBITDA guidance contained in this Form 8-K is presented on a basis consistent with past reporting and that, due to the GAAP requirement to present the Business as a discontinued operation going forward, the actual presentation of Adjusted EBITDA for the three months ended October 27, 2013 may differ from historical practice and the guidance contained herein.

	Three Months Ended
(in millions)	October 27, 2013	October 28, 2012
	Estimated	Reported
Reconciliation:
Operating income	$14 - 31	$42.3
Adjustments to arrive at EBITDA:
Depreciation and amortization expense	12 - 13	13.3

EBITDA	$26 - 44	$55.6
Non-recurring (gains) losses	0 - 1	0.2
Business optimization charges	0 - 1	0.3

Adjusted EBITDA	$26 - 46	$56.1

Forward-Looking Statements

Statements made in this Item 2.02 which are not historical facts – including any statements about the Company’s beliefs, plans or expectations – are forward-looking statements and are based on management’s current plans, estimates and projections as of the date of this Form 8-K. The Company does not undertake to update any of these statements in light of new information or future events except as may be required by law. Forward-looking statements involve inherent risks and uncertainties and investors should not place undue reliance on them. There are a number of important factors that could cause actual results to differ materially from those contained in such statements. These factors are described in more detail in the Company’s filings with the SEC.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

The information contained in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The information set forth in “Item 2.02. Results of Operations and Financial Condition” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ Timothy S. Ernst
Name:	Timothy S. Ernst
Title:	Secretary

Date: November 6, 2013